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                                                                   Exhibit 10.29

                                 PROMISSORY NOTE



U.S. $500,000.00                                               December 22, 1999



                  FOR VALUE RECEIVED, BIONUTRICS, INC., a Nevada corporation ("Borrower"), hereby promises to pay to the order of MILTON OKIN ("Lender"), at the office of Lender located at _______________________________________________, the principal amount of $500,000.00, together with interest on the principal balance outstanding hereunder, from (and including) the date of disbursement until (but not including) the date of payment, at a per annum rate equal to the Stated Interest Rate specified below or, to the extent applicable, the Default Interest Rate specified below, in accordance with the following terms and conditions:

         1. CONTRACTED FOR RATE OF INTEREST. The contracted for rate of interest of the indebtedness evidenced hereby, without limitation, shall consist of the following:

                  (a) The Stated Interest Rate (as hereinafter defined), as from time to time in effect, calculated daily on the basis of actual days elapsed over a 365-day year, applied to the principal balance from time to time outstanding hereunder; and

                  (b) The Default Interest Rate (as hereinafter defined), as from time to time in effect, calculated daily on the basis of actual days elapsed over a 365-day year, applied to the principal balance from time to time outstanding hereunder.

Borrower agrees to pay an effective contracted for rate of interest which is the sum of the Stated Interest Rate referred to in Subsection 1(a) above, plus any additional rate of interest resulting from the application of the Default Interest Rate referred to in Subsection 1(b) above.

         2. STATED INTEREST RATE. Except as provided in Section 3 below, the principal balance outstanding hereunder from time to time shall bear interest at the Stated Interest Rate. The Stated Interest Rate shall be equal to 9.5% per annum.

         3. DEFAULT INTEREST RATE. The Default Interest Rate shall be a per annum rate equal to 15%. The principal balance outstanding hereunder from time to time shall bear interest at the Default Interest Rate from the date of the occurrence of an Event of Default (as hereinafter defined) hereunder until the earlier of: (a) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full; or (b) the date on which such Event of Default is timely cured in a manner satisfactory to Lender.

         4. PAYMENTS. The principal balance outstanding hereunder, together with all accrued and unpaid interest and other amounts payable hereunder, if not sooner paid as provided herein, shall be due and payable one hundred twenty
(120) days from the date hereof.
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         5. PREPAYMENTS. Payments of principal hereof may be made at any time, or from time to time, in whole or in part, without penalty. Borrower shall provide Lender with written notice five (5) days prior to any such prepayment. Within such five (5) day period, Lender shall have the right to exercise its Conversion Rights (defined below) with respect to such prepayment amount or the entire outstanding amounts due herein in accordance with Section 6 below.

         6. CONVERSION RIGHTS. Subject to Section 5 above, Lender shall have the right at any time to convert (the "Conversion Rights") any and all outstanding amounts hereunder into common stock of Borrower at the conversion rate of $2.00 per share. Lender shall exercise its Conversion Rights by delivering to Borrower written notice (the "Conversion Notice") of its intention to exercise such rights. Such conversion shall be effective five (5) days after receipt of the Conversion Notice by Borrower. Any amounts due under this Note converted to common stock of Borrower pursuant to the Conversion Rights shall be deemed paid and satisfied.

         7. EVENTS OF DEFAULT; ACCELERATION. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Lender, shall become immediately due and payable: (a) nonpayment of principal, interest or other amounts when the same shall become due and payable hereunder, and (b) the failure of Borrower to comply with any provision of this Note.

         8. WAIVERS. Except as set forth in this Note, to the extent permitted by applicable law, Borrower, and each person who is or may become liable hereunder, severally waive and agree not to assert: (a) any exemption rights;
(b) demand, diligence, grace, presentment for payment, protest, notice of nonpayment, nonperformance, extension, dishonor, maturity, protest and default; and (c) recourse to guaranty or suretyship defenses (including, without limitation, the right to require the Lender to bring an action on this Note).

         9. COSTS OF COLLECTION. If this Note shall be placed in the hands of an attorney for collection, by suit or otherwise, then Borrower's obligations hereunder shall include the payment of all collection costs and expenses incurred by Lender in connection therewith, including, without limitation, reasonable attorneys' fees and costs.

         10. GOVERNING LAW. This Note shall be construed in accordance with and governed by the laws of the State of Arizona, without regard to the choice of law rules of the State of Arizona.

         11. BINDING NATURE. The provisions of this Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

         12. NOTICE. Any notice or other communication with respect to this Note shall: (a) be in writing; (b) be effective on the day of hand-delivery thereof to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid, with a national overnight delivery service, or two days following the day of deposit thereof with postage prepaid, with the United States Postal Service, by regular first class, certified or registered mail; (c) if directed to Lender, be addressed to Lender at the office of Lender set forth above, or to such other address

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as Lender shall have specified to Borrower by like notice; and (d) if directed to Borrower, be addressed to Borrower at the address for Borrower set forth below Borrower's name, or to such other address as Borrower shall have specified by like notice.

         13. SECTION HEADINGS. The section headings set forth in this Note are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Note.

         14. CONSTRUCTION. This Note shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.

                                       "BORROWER"



                                       BIONUTRICS, INC., a Nevada corporation



                                       By:  /s/ Ronald H. Lane
                                          -------------------------------------
                                       Name:  Ronald H. Lane
                                            -----------------------------------
                                       Title:  President
                                             ----------------------------------


                                       ADDRESS OF BORROWER:

                                       2425 E. Camelback Road
                                       Suite #650
                                       Phoenix, Arizona 85016

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